EXHIBIT 23.1

Auditors’ Consent

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-81614, 333-105820, 333-105821, 333-118958), the Registration Statements on Form S-3, as amended (File Nos. 333-33237, 333-89767, 333-82106, 333-102225, 333-118956, 333-126741, 333-148269) and the Registration Statement on Form S-4, as amended (File No. 333-118957) of Golden Star Resources Ltd. of our report dated February 25, 2008 relating to the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP CHARTERED ACCOUNTANTS Vancouver, BC, Canada February 27, 2008